Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 14, 2022, with respect to the consolidated financial statements of Proterra Inc, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California
March 14, 2022